Filed by GEMSTAR-TV GUIDE INTERNATIONAL, INC.
Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Companies: MACROVISION CORPORATION, File #000-22023
and GEMSTAR-TV GUIDE INTERNATIONAL, INC., File #0-24218

Macrovision and Gemstar-TV Guide Announce Early
Termination of Hart-Scott-Rodino Waiting Period

SANTA CLARA and LOS ANGELES, Calif. – January 14, 2008 -- Macrovision Corporation (NASDAQ: MVSN) and Gemstar-TV Guide International, Inc. (NASDAQ: GMST) today announced that the Federal Trade Commission and the Department of Justice granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the proposed merger between Macrovision and Gemstar-TV Guide. The proposed merger remains subject to other customary closing conditions, including the approval of certain matters by Macrovision and Gemstar-TV Guide stockholders. Early termination of the waiting period ends the U.S. government’s antitrust review of the transaction.

About Macrovision
Macrovision Corporation provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 270 issued or pending United States patents and more than 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

About Gemstar-TV Guide
Gemstar-TV Guide International, Inc. (NASDAQ: GMST) is a leading global media, entertainment, and technology company that develops, licenses, markets and distributes products and services that maximize the video guidance and entertainment experience for consumers. The company's businesses include: television, publishing, and new media properties; interactive program guide services and products; and intellectual property licensing.

Forward-Looking Statements
This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed acquisition of Gemstar-TV Guide and the completion thereof. A number of factors could cause Macrovision's and Gemstar-TV Guide’s actual results to differ from anticipated results expressed in such forward-looking statements. Such factors include, among others, the approval of the satisfaction of the closing conditions to the transaction, the ability to successfully integrate the merged businesses and technologies, and customer demand for the technologies and integrated offerings. Such factors are further addressed in Macrovision's and Gemstar-TV Guide’s respective securities filings on file with the Securities and Exchange Commission (available at www.sec.gov). Neither company assumes any obligation to update any forward-looking statements except as required by law.

ADDITIONAL INFORMATION

MACROVISION AND GEMSTAR-TV GUIDE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the joint proxy statement/prospectus (when available), as well as other documents filed by Macrovision and Gemstar with the Securities and Exchange Commission, at the Securities and Exchange Commission’s Web site at

http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on March 20, 2007 and information regarding Gemstar-TV Guide’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on April 10, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

©Macrovision 2008. Macrovision is a registered trademark of Macrovision Corporation. Gemstar and TV Guide are registered trademarks of Gemstar-TV Guide International, Inc. and/or its subsidiaries. All other brands and product names and trademarks are the registered property of their respective companies.

For more information, contact :

Press: Macrovision Linda Quach 408-562-8504 lquach@macrovision.com Gemstar- TV Guide Eileen Murphy 212-852-7336 Eileen.Murphy@tvguide.com

Investor Relations: Gemstar-TV Guide Rob Carl 323-817-4600 rob.carl@tvguide.com	Macrovision James Budge 408-969-5475 jbudge@macrovision.com